Interactive Intelligence Reports First-Quarter 2015 Financial Results

•	Cloud revenues increased 61 percent, Recurring revenues up 25 percent from 2014 first quarter
•	$13.3 million generated in cash from operations
•	Guidance maintained for 2015 cloud revenue and contracted annual recurring revenues

INDIANAPOLIS, May 4, 2015 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and services for collaboration, communications, and customer engagement, has announced financial results for the first quarter ended March 31, 2015.

“We hit our marks in the first quarter and expect to continue doing so for the year,” said Dr. Donald E. Brown, Interactive Intelligence founder and CEO. “In addition to steady growth in revenues from our cloud solutions, we saw improved efficiencies in our cloud delivery operations, increased sales to new customers, growth in the number of large transactions, healthy expansion sales, and an up-tick in orders for our on-premises technology.

“The launch in March of our new PureCloud Collaborate offering was enthusiastically received. We are proceeding with additional rollouts that extend this new PureCloud multi-tenant platform, as capabilities for unified communications and customer engagement are set for release in the next ninety days.  Based on the large and growing pipeline of opportunities globally, we are reaffirming our guidance for contracted annual recurring revenue growth of 40 percent for 2015.”

“Our strategy is to meet the developing demand for integrated business collaboration, communications, and customer engagement solutions.  We’ve been successfully gaining share in the contact center market for years. Now we’re moving aggressively to also pursue adjacent opportunities that we believe will enable us to significantly expand our total addressable market. Our approach, however, will remain the same: develop superior innovative technology and continually build the capacity of a global sales and support network,” Brown concluded.

First Quarter 2015 Financial Highlights:

•

Revenues: Total revenues were $89.5 million, an increase of 13 percent from the 2014 first quarter.  Recurring revenues, which include cloud subscriptions and support fees from on-premises licenses, increased 25 percent to $54.2 million and accounted for 61 percent of total revenues, up from 55 percent last year. Revenues from Cloud subscriptions were $21.0 million, an increase of 61 percent from $13.1 million in the first quarter of 2014. Licenses and hardware revenues were $21.6 million and Services revenues $13.6 million, compared to $22.8 million and $13.2 million, respectively, in the same quarter last year.

•

Orders: During the first quarter of 2015, Interactive Intelligence added 61 new customers, including 26 new cloud customers, compared to 54 new customers during the first quarter of last year.   Contracts signed over $250,000 increased to 40 in the first quarter of 2015 from 34 in the first quarter of last year. Contracted annual recurring revenue for cloud contracts was down year-over-year because of two very large orders received in the 2014 first quarter. Excluding these two contracts, growth in contracted annual recurring revenue was 44 percent year-over-year. Orders for on-premises licenses increased by 20 percent from the same quarter last year.

•

Operating Loss: GAAP operating loss was $4.8 million, in the first quarters of 2015 and 2014. Non-GAAP* operating loss was $1.1 million, compared to a loss of $1.0 million in the same quarter last year.

•

Net Loss: GAAP net loss was $3.5 million, or $0.16 per diluted share based on 21.4 million weighted average diluted shares outstanding, compared to GAAP net loss of $2.6 million, or $0.12 per diluted share based on 20.7 million weighted average diluted shares outstanding in the same quarter of 2014. The first quarter 2015 GAAP results included certain non-recurring tax credits of $1.8 million.

Non-GAAP net loss was $863,000, or $0.04 per diluted share for the first quarter, compared to a non-GAAP net loss of $393,000, or $0.02 per diluted share, in the same quarter last year. Pro forma income taxes are based on a long-term projected effective tax rate of 35 percent.

•

Balance sheet: As of March 31, 2015, the company had cash and cash equivalents and investments of $64.9 million, up from $61.7 million as of December 31, 2014.  Total deferred revenue increased to $111.6 million from $110.7 million at the end of last year.

•

Cash Flows: The company generated $13.3 million from operating activities in the first quarter, compared to $5.3 million in the 2014 quarter.  Capital expenditures totaled $6.3 million, primarily for office space expansion, office equipment, and data center infrastructure, and $5.6 million of PureCloud℠ development costs were capitalized.

*   A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional First Quarter 2015 and Recent Highlights:

•	The company launched PureCloud Collaborate℠, new collaboration cloud services designed to reduce costs, increase productivity and improve the user experience.

•	Interactive Intelligence featured in eWEEK, No Jitter and TheStreet.

•	Interactive Intelligence expanded its presence in Canada with the opening of an office in Toronto and a data center in Montreal.

The company will host a conference call today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence first-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com/. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence (Nasdaq: ININ) is a global provider of enterprise-grade collaboration, communications and customer engagement software and cloud services that help customers improve service, increase productivity and reduce costs. Backed by a 21-year history of industry firsts, 22 patents and more than 6,000 global customer deployments, Interactive offers customers a fast return on investment, along with robust reliability and security. The company gives even the largest organizations an alternative to unproven solutions from start-ups and inflexible solutions from legacy vendors. Interactive has been among Software Magazine’s Top 500 Global Software and Services Suppliers for 14 consecutive years, has received Frost & Sullivan’s Company of the Year Award for five consecutive years, and is one of Mashable’s 2014 Seven Best Tech Companies to Work For. The company is headquartered in Indianapolis, Indiana and has more than 2,000 employees worldwide. For more information, visit www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense, certain acquisition-related expenses, the amortization of certain intangible assets related to acquisitions by the company, non-cash expense related to establishing the valuation allowance for our deferred tax assets, and adjustment for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense, amortization of intangibles related to acquisitions, and expenses related to the valuation allowance for our deferred tax assets are non-cash and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, certain acquisition-related expenses and amortization of intangibles related to acquisitions amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles amounts related to acquisitions, expense related to the valuation allowance for our deferred tax assets and pro forma income tax expense for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; worldwide economic conditions and their impact on customer purchasing decisions; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; to improve the company’s brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

steve.head@inin.com

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

seth.potter@icrinc.com

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenues:
Recurring	$ 54,212	$ 43,409
Licenses and hardware	21,621	22,846
Services	13,642	13,193
Total revenues	89,475	79,448
Costs of revenues (1)(2):
Costs of recurring	18,744	14,058
Costs of licenses and hardware	6,529	6,833
Costs of services	11,251	10,517
Total costs of revenues	36,524	31,408
Gross profit	52,951	48,040
Operating expenses (1)(2):
Sales and marketing	31,109	28,155
Research and development	13,837	13,799
General and administrative	12,776	10,899
Total operating expenses	57,722	52,853
Operating loss	(4,771)	(4,813)
Other income (expense):
Interest income, net	148	282
Other expense	(327)	(196)
Total other income (expense)	(179)	86
Loss before income taxes	(4,950)	(4,727)
Income tax benefit	1,491	2,163
Net loss	$ (3,459)	$ (2,564)

Net loss per share:
Basic	$ (0.16)	$ (0.12)
Diluted	(0.16)	(0.12)

Shares used to compute net loss per share:
Basic	21,447	20,689
Diluted	21,447	20,689

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014

GAAP recurring revenue gross profit, as reported	$ 35,468	$ 29,351
Purchase accounting adjustments	3	5
Non-cash stock-based compensation expense	454	307
Non-GAAP recurring revenue gross profit	$ 35,925	$ 29,663
Non-GAAP recurring revenue gross margin	66.3%	68.3%

GAAP licenses and hardware revenue gross profit, as reported	$ 15,092	$ 16,013
Acquired technology	177	49
Non-GAAP licenses and hardware revenue gross profit	$ 15,269	$ 16,062
Non-GAAP licenses and hardware revenue gross margin	70.6%	70.3%

GAAP services revenue gross profit as reported	$ 2,391	$ 2,676
Non-cash stock-based compensation expense	129	106
Non-GAAP services revenue gross profit	$ 2,520	$ 2,782
Non-GAAP services revenue gross margin	18.5%	21.1%

GAAP Gross Profit, as reported	$ 52,951	$ 48,040
Revenue adjustments	3	5
Acquired technology	177	49
Non-cash stock-based compensation expense	583	413
Non-GAAP gross profit	$ 53,714	$ 48,507
Non-GAAP gross margin	60.0%	61.1%

GAAP Operating loss, as reported	$ (4,771)	$ (4,813)
Purchase accounting adjustments	629	526
Non-cash stock-based compensation expense	2,993	3,240
Non-GAAP operating loss	$ (1,149)	$ (1,047)
Non-GAAP operating margin	-1.3%	-1.3%

GAAP Net loss, as reported	(3,459)	(2,564)
Purchase accounting adjustments	629	526
Non-cash stock-based compensation expense	2,993	3,240
Non-GAAP income tax expense adjustment	(1,026)	(1,595)
Non-GAAP net loss	$ (863)	$ (393)

GAAP Diluted loss per share, as reported	$ (0.16)	$ (0.12)
Purchase accounting adjustments	0.03	0.02
Non-cash stock-based compensation expense	0.14	0.16
Non-GAAP income tax expense adjustment	(0.05)	(0.08)
Non-GAAP diluted loss per share	$ (0.04)	$ (0.02)

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2015	2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 54,277	$ 36,168
Short-term investments	6,169	20,041
Accounts receivable, net	74,988	87,413
Prepaid expenses	29,295	29,417
Other current assets	15,706	14,655
Total current assets	180,435	187,694
Long-term investments	4,497	5,495
Property and equipment, net	45,755	44,785
Capitalized software, net	39,344	33,598
Goodwill	42,429	43,732
Intangible assets, net	15,615	16,517
Other assets, net	6,741	6,902
Total assets	$ 334,816	$ 338,723

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 10,435	$ 10,236
Accrued liabilities	15,843	18,299
Accrued compensation and related expenses	17,078	19,211
Deferred licenses and hardware revenues	6,252	5,945
Deferred recurring revenues	75,584	76,647
Deferred services revenues	9,469	9,925
Total current liabilities	134,661	140,263
Long-term deferred revenues	20,327	18,158
Deferred tax liabilities, net	2,277	2,437
Other long-term liabilities	7,760	7,135
Total liabilities	165,025	167,993

Shareholders' equity:
Common stock	215	213
Additional paid-in-capital	202,412	196,691
Accumulated other comprehensive loss	(8,764)	(5,561)
Accumulated deficit	(24,072)	(20,613)
Total shareholders' equity	169,791	170,730
Total liabilities and shareholders' equity	$ 334,816	$ 338,723

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Operating activities:
Net loss	$ (3,459)	$ (2,564)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,736	3,402
Amortization	626	521
Other non-cash items	(1,352)	(96)
Stock-based compensation expense	2,993	3,240
Excess tax benefit from stock-based payment arrangements	-	(814)
Deferred income taxes	(160)	(2,194)
Amortization (accretion) of investment premium (discount)	124	(289)
Loss on disposal of fixed assets	5	29
Changes in operating assets and liabilities:
Accounts receivable	12,425	9,655
Prepaid expenses	122	(5,680)
Other current assets	(1,051)	554
Accounts payable	199	2,444
Accrued liabilities	(1,483)	2,309
Accrued compensation and related expenses	(2,133)	(4,185)
Deferred licenses and hardware revenues	2,174	564
Deferred recurring revenues	(1,199)	(883)
Deferred services revenues	(18)	(119)
Other assets and liabilities	785	(610)
Net cash provided by operating activities	13,334	5,284

Investing activities:
Sales of available-for-sale investments	14,805	14,385
Purchases of available-for-sale investments	-	(25,135)
Purchases of property and equipment	(6,260)	(8,144)
Capitalized software	(5,872)	(2,466)
Unrealized loss on investment	-	15
Net cash provided by (used in) investing activities	2,673	(21,345)

Financing activities:
Proceeds from stock options exercised	1,497	3,701
Proceeds from issuance of common stock	388	269
Tax withholding on restricted stock awards	(2,306)	(2,614)
Issuance of retirement plan shares	2,523	-
Excess tax benefit from stock-based payment arrangements	-	814
Net cash provided by financing activities	2,102	2,170
Net increase (decrease) in cash and cash equivalents	18,109	(13,891)
Cash and cash equivalents, beginning of period	36,168	65,881
Cash and cash equivalents, end of period	$ 54,277	$ 51,990

Cash paid during the period for:
Interest	$ -	$ 7
Income taxes	120	363

Other non-cash item:
Purchases of property and equipment payable at end of period	746	640